Exhibit 10.3

TERMINATION AGREEMENT
TO THE DISCOUNT FACTORING AGREEMENT
AND RELATED DOCUMENTS

This TERMINATION AGREEMENT (this “Termination Agreement”), dated as of June 5, 2009, is entered into by and between Harbrew Imports, Ltd., a New York corporation (the “Company”), Capstone Business Credit, LLC (“CBC”) and Capstone Capital Group I, LLC (“CCG”, and together with CBC, the “Factor”).
RECITALS

WHEREAS, the Company and the Factor entered into a Discount Factoring Agreement, dated January 22, 2007 (the “Factoring Agreement”), pursuant to which the Factor provided certain financing to the Company; and

WHEREAS, the Company and the Factor entered into a certain Purchase Order Financing Agreement dated as of January 22, 2007 (the “PO Financing Agreement”, and with the Factoring Agreement, the “Financing Agreements”) pursuant to which the Factor provided certain financing to the Company; and

WHEREAS, the Company and the Factor are parties to a Settlement Agreement dated as of August 21, 2008, as amended by that certain First Amendment to the Settlement Agreement dated as of November 7, 2008, and as further amended by that certain Second Amendment to the Settlement Agreement dated as of December __, 2008 (as amended, restated, modified or supplemented and in effect from time to time, the “Settlement Agreement”); and

WHEREAS, pursuant to certain Guarantees dated January 22, 2007, as reaffirmed by the Reaffirmation of Guarantor dated October 31, 2007, and further reaffirmed in the First Amendment to the Settlement Agreement and in the Second Amendment to the Settlement Agreement (the “Guarantees”), Richard DeCicco (the “Guarantor”) irrevocably and unconditionally guaranteed all of the obligations of the Company under the Financing Agreements and related agreements; and

WHEREAS, as of the date of this Termination Agreement, the Company owes to the Factor $2,833,204.36 under the Financing Agreements (the “Amount Owed”); and

WHEREAS, the Company and the Factor desire to amend the Settlement Agreement and terminate the PO Financing Agreement upon the terms and conditions of this Termination Agreement; and

WHEREAS, capitalized terms which are used herein without definition and which are defined in the Settlement Agreement shall have the same meanings herein as in the Settlement Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Termination of the Financing Agreements.  Subject to the provisions of this Termination Agreement, the Company and the Factor shall hereby terminate the PO Financing Agreement as of the date of this Agreement (the “PO Financing Termination Date”).  Without limiting the generality or effect of the immediately preceding sentence, from and after the PO Financing Termination Date, the parties hereto shall have no further rights or obligations under the PO Financing Agreements, except as specifically set forth herein.  Subject to the provisions of this Termination Agreement, upon the payment in full of the Promissory Note (as defined herein), the Company and the Factor shall each be entitled to terminate the Factoring Agreement at any time pursuant to the terms of that Factoring Agreement (the “Factoring Termination Date”).

2.             Settlement Under the Financing Agreements. For and in consideration of the full settlement of any and all claims that are, could have been or might in the future be asserted by the Factor against the Company arising out of, or in connection with, the PO Financing Agreement, the parties agree as follows:

A.
As payment under the PO Financing Agreement, and in full settlement of any outstanding claims, the Borrower shall deliver to the Factor $2,833,204.36 in readily available funds and/or securities (the “Settlement Payment”), which shall be paid by Borrower to Capstone as follows:

i.
$500,000 shall be paid pursuant to the terms of an unsecured promissory note bearing interest at the rate of seven percent (7%) per annum to be delivered to the Factor on the date hereof (the “Promissory Note”).   The Promissory Note is attached hereto as Exhibit A.  The payment terms under that certain Promissory Note shall be as follows:

(a)	A payment of $10,000 per month shall be made to the Factor, which payment shall be first due thirty (30) days from the Effective Date and continuing for a period of twenty four (24) months,

(b)	A payment of $100,000 shall be due on the thirteenth (13th) month following the Effective Date,

(c)	The remaining amount due shall be paid in full on the date that is twenty five (25) months following the Effective Date, and

(d)
In the event the Company is successful in any financing, the Company shall pay fifty percent (50%) of any monies raised (up to the outstanding balance of the Promissory Note) to the Factor as a partial or full payoff of the Promissory Note.

ii.
$500,000 worth of common stock of the Company’s parent company, Iconic Brands, Inc. (formerly, Paw Spa, Inc.), (which is equal to 1,000,000 shares of Iconic Brands, Inc. (formerly, Paw Spa, Inc.) common stock) shall be issued to the Factor;

iii.
$1,833,205 worth of Series B Convertible Preferred Stock of the Company’s parent company, Iconic Brands, Inc. (formerly, Paw Spa, Inc.), (which is equal to 916,603 shares of Class B Preferred Stock) shall be issued to the Factor.  The Class B Preferred Stock shall have a value of $2.00 per share.  The Certificate of Designation for the Class B Preferred Stock is attached hereto as Exhibit B; and

iv.
A warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $0.50 per share with an expiration date of three (3) years from the date hereof.  A copy of the Warrant is attached hereto as Exhibit C.

B.	Releases.

i.
With no additional acts required by any party, at the date when there is only $400,000 remaining to be paid under the Promissory Note, Capstone, for itself and its predecessors, successors, subsidiaries and affiliates, and each of their respective members, stockholders, directors, managers, employees and agents (collectively, the “Capstone Releasing Parties”) hereby releases, waives and forever discharges the Company and its predecessors, successors, assigns, subsidiaries, and affiliates, and each of their respective members, stockholders, directors, managers, employees and agents (collectively, the “Borrower Released Parties”) from any and all actions, suits, damages, claims and demands which the Capstone Releasing Parties may have as of the date hereof against the Borrower Released Parties (whether known or unknown, liquidated or unliquidated, due or to become due, direct or derivative, and whether absolute, accrued, contingent or otherwise, and whether heretofore arising from tort, statute, fiduciary duties or contract), arising out of, under or in connection with the Financing Agreements, including but not limited to the Guarantees provided by the Guarantor.

ii.
With no additional acts required by any party, at the date when there is only $400,000 remaining to be paid under the Promissory Note, the Company, for itself and its predecessors, successors, subsidiaries and affiliates, and each of their respective members, stockholders, directors, managers, employees and agents (collectively, the “Borrower Releasing Parties”) hereby release, waive and forever discharge the Factor and its predecessors, successors, assigns, subsidiaries, and affiliates, and each of their respective members, stockholders, directors, managers, employees and agents as well as the Guarantor (collectively, the “Capstone Released Parties”) from any and all actions, suits, damages, claims and demands which the Borrower Releasing Parties may have as of the date hereof against the Capstone Released Parties (whether known or unknown, liquidated or unliquidated, due or to become due, direct or derivative, and whether absolute, accrued, contingent or otherwise, and whether heretofore arising from tort, statute, fiduciary duties or contract), arising our of, under or in connection with the Financing Agreements.

iii.
The releases provided for in this Section B (the “Releases”) apply in all jurisdictions.  Nothing contained in the foregoing Releases shall be construed to impair any representation, obligation, promise, covenant or condition contained in this Termination Agreement.

C.
UCC-3 Termination Statements.  Upon the Factoring Termination Date, the Factor shall file UCC-3 termination statements terminating their liens on Borrower’s assets granted pursuant to the Financing Agreements.  In the event the Factor does not timely file such UCC-3 termination statements, the Company shall be authorized to file such UCC-3 termination statements on behalf of the Factor.

3.             Binding Agreement. This Termination Agreement shall be binding upon and inure the benefits of the parties hereto and their respective heir, executors, administrators, predecessors, successors, and assigns and upon any corporation or other entity into or with which any party hereto may merger or consolidate.

4.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

5.             Brokers.  Each party hereto hereby confirms that no brokers or finders were employed by such party or any of its officers, directors, employees or shareholders in connection with the Financing Agreements.

6.             Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Termination Agreement shall not be interpreted or construed with any presumption against the party causing this Termination Agreement to be drafted.

7.             Enforceability.  Should any provision of the Termination Agreement be declared or determined by any court, arbitrator or body of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision shall be deemed not to be a part of this Termination Agreement.

8.             Authority.  The parties hereto, each for themselves or on behalf of the parties they represent, hereby represent and warrant that each has the full power, capacity and authority to enter into and perform the obligations under and in connection with this Termination Agreement, and that this Termination Agreement, when executed, will constitute a valid, legal and binding agreement, enforceable against themselves in accordance with the terms hereof.

9.             Entire Agreement; Amendment; and Merger. This Termination Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Financing Agreements or Settlement Agreement, neither the Company nor the Factor makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Termination Agreement nor any of the Financing Agreements or the Settlement Agreement may be waived or amended other than by a written instrument signed by the parties, and no waiver of any of the provisions of this Termination Agreement shall be binding unless agreed to in writing by the party or parties against which such waiver is sought to be enforced.

[REMAINDER OF PAGE LEFT BLANK]

[SIGNATURE PAGE TO CAPSTONE TERMINATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the date first above written.

HARBREW IMPORTS, LTD.

By:	/s/ Richard DeCicco
Name: Richard DeCicco
Title: President

CAPSTONE BUSINESS CREDIT, LLC

By:	/s/ Robert Olson
Name: Robert Olson
Title: Chief Financial Officer

CAPSTONE CAPITAL GROUP I, LLC

By:	/s/ Robert Olson
Name: Robert Olson
Title: Chief Financial Officer

Exhibit A

PROMISSORY NOTE

$ 500,000	New York, New York

  June [__], 2009

FOR VALUE RECEIVED, Harbrew Imports LTD., a New York corporation, having an address at 1174 Route 109, Lindenhurst, New York 11757 (the “Borrower”) promises to pay to CAPSTONE CAPITAL GROUP I, LLC, a Delaware limited liability company, having an address at 1350 Avenue of the Americas, New York, New York 10019 (“Lender”), or order, at said office, or at such other place as may be designated from time to time in writing by Lender, the principal sum of FIVE HUNDRED THOUSAND and 00/100 Dollars ($500,000.00) in lawful money of the United States of America (the “Loan”), with interest at the rate of 7% per annum.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Termination Agreement to the Discount Factoring Agreement and Related Documents dated of even date herewith.

1.             Payments. The principal amount due under this Note shall be payable by Borrower to Lender at the address above or at such other place as Lender may, from time to time, designate in writing, without setoff, counterclaim or any other deduction whatsoever, on or before June [__], 2011 (the “Maturity Date”). The principal amount of the Loan shall be subject to adjustment pursuant to the Termination Agreement of even date herewith or other related documents between Borrower and Lender.

2.             Mechanism of Payments. Commencing 30 days after the date hereof and on the same day of each and every month thereafter, Borrower shall pay Lender in equal monthly installment of $10,000 per month for a period of 24 months (the “Monthly Installment”), which shall first be applied to interest and then in reduction of principal . In addition to the Monthly Installments, on or before June [__], 2010, Borrower shall pay Lender a lump sum amount of $100,000, and, on or before the Maturity Date, Borrow shall pay Lender the remaining principal amount of $160,000 and any and all accrued interest.

If the Borrower closes a financing, then up to fifty percent (50%) of any monies received in such a financing shall be paid to the Lender, as necessary to satisfy all obligations under this Note, as a payment under this Note and such payment shall apply against the amount outstanding under this Note to reduce the balance by first crediting each Monthly Installment and then applying any other amounts to the lump sum payments due under this Section 2.

3.              The occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”) hereunder:

(a)            if Borrower makes an assignment for the benefit of creditors;

(b)            if there shall be filed by Borrower or against Borrower (except by Lender) any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or any proceeding shall be commenced (except by Lender) with respect to Borrower under any insolvency, readjustment of debt, reorganization, dissolution, liquidation or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against Borrower such proceeding or petition shall have continued undismissed and unvacated for 90 days; or

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(c)            if Borrower shall fail for any reason to make any payment of principal hereunder when due.

If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of Lender under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, all amounts owing under this Note shall be immediately due and payable, whereupon the then unpaid balance hereof shall bear interest, accruing from the date of this Note, at a rate per annum which is equal to the rate of interest provided for in Section 1.10 of the Purchase Order Financing Agreement dated as of January 22, 2007, by and between Borrower and Lender (the “PO Financing Agreement”) in each case from the date of such nonpayment until such amount is paid in full; provided however that in no event shall any interest to be paid pursuant to this Note exceed the maximum rate permitted by law.

4.             Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs may be added to the amount due under this Note and be receivable therewith) and to perform and comply with each of the terms, covenants and provisions contained in this Note, on the part of Borrower to be observed or performed. No release of any security for the principal sum due under this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other person or party shall release, discharge, modify, change or affect the liability of Borrower under this Note.

5.             This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Note Borrower is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been paid in reduction of the principal balance.

6.             Borrower hereby irrevocably submits to the jurisdiction of any court of the State of New York or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Note. Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. To the extent permitted by law, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding arising out of or in connection with this Note by the mailing (by certified mail, return receipt requested and postage prepaid) of copies of such process to the undersigned at the address of Borrower set forth above. Borrower agrees that a final and non-appealable judgment (or a judgment whose time to appeal has expired) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.              BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY CLAIM OR DISPUTE HEREUNDER OR THEREUNDER

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8.              The terms of this Note shall be governed and construed under the laws of the State of New York.

9.              This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

10.            Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Borrower.

11.            Whenever used, the singular number shall include the plural, the plural the singular, and the words “Lender” and “Borrower” shall include their respective successors and assigns.

12.            Notices hereunder shall be given as provided in the PO Financing Agreement.

IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.

HARBREW IMPORTS LTD.

By: /s/ Richard J. DeCicco
Richard DeCicco, Chief Executive Officer

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Exhibit B
Class B Preferred Stock

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
of
SERIES B CONVERTIBLE PREFERRED STOCK
of

(Pursuant to Section 78.1955 of the
Nevada Revised Statues Law)

ICONIC BRANDS, INC. (formerly, Paw Spa, Inc.), a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State of Nevada on October 21, 2005 and amended on June 5, 2009, hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 100,000,000 shares of preferred stock, par value $0.00001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of One Million (1,000,000) shares of Preferred Stock, is the Series B Preferred Stock (the "Series B Preferred Stock") and the stated value amount shall be Two Dollars ($2) per share (the "Stated Value ").

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A.            “Affiliates” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “ control ” (including the terms “ controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.             “Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

C.             “Business Combination” means any merger, consolidation or combination of the Corporation or any Subsidiary with or into any other corporation or entity, or any acquisition by the Corporation or any Subsidiary of all or substantially all the assets or securities of, or majority voting or economic interest in, any other corporation or other entity, or whether by merger, tender offer, asset purchase, stock purchase, or like combination or consolidation; provided, that such transaction shall not constitute a Sale of Control.

D.             “Capstone” shall mean Capstone Capital Group I, LLC, a Delaware corporation.

E.             “Common Stock” means the common stock of the Corporation, par value $0.00001 per share, together with any securities into which the common stock may be reclassified.

F.             “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) the maximum total number of shares of Common Stock issuable upon the exercise of the Options, as of the date of such issuance or grant of such Options, if any, and (y) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

G.             "Conversion Date" means, for any Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed, emailed or delivered by other means resulting in notice to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed, emailed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

H.             “Convertible Securities” shall have the meaning as defined in Article VIII, Section E(ii) of this Certificate of Designations.

I.              “Corporation” means the collective reference to (i) Iconic Brands, Inc. (formerly, Paw Spa,. Inc.), a Nevada corporation, and (ii) its successor in interest.

J.              “Holder” shall mean the collective reference to Capstone Capital Group I, LLC, its Affiliates or any one or more holder(s) of the Series B Preferred Stock.

K.             “Issuance Date" means one (1) Trading Day following the filing of this Series B Certificate of Designation with the Secretary of State of the State of Nevada.

L.             “Market Price” means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series B Preferred Stocks by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

M.            “National Securities Exchange” means any one of the New York Stock Exchange, the NYSE Alternext Exchange, the NASDAQ Capital Market, the OTC Bulletin Board or any other national securities exchange in the United States where the Corporation’s Common Stock may trade.

N.             “Original Issue Price” means the sum of Two Dollars ($2), representing the aggregate purchase price for each share of Series B Preferred Stock at the Stated Value.

O.             “Options” shall have the meaning as defined in Article VIII, Section E(i) of this Certificate of Designations.

P.             “Series B Preferred Stock” shall mean the 1,000,000 shares of Series B Preferred Stock authorized for issuance pursuant to this Certificate of Designation and issued to Capstone.

Q.             “Sale of Control” shall mean the sale or transfer of all or substantially all of the assets or securities of the Corporation or any Subsidiary, whether by stock sale, asset sale, merger, consolidation or like combination, in any one or more series of transactions whereby control of the Board of Directors of the Corporation or any Subsidiary shall no longer be vested in the Persons who served as members of such Boards of Directors immediately prior to such transaction.

R.             “Series B Conversion Price” means Two Dollars ($2) per share, provided, however, if the Market Price shall be less than Two Dollars ($2) per shares at any one or more Conversion Date then the Series B Conversion Price shall be equal to 100% of the VWAP per share of Common Stock, as traded on any National Securities Exchange, for the twenty (20) Trading Days immediately prior to the Conversion Date, or such other dollar amount (or fraction thereof) into which such Series B Conversion Price may be adjusted pursuant to Article VIII of this Certificate.

S.             “Stated Value” means Two Dollars ($2) per share of Series B Preferred Stock.

T.             “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

U.             “VWAP” means the volume weighted average price per share of the Common Stock as reported by Bloomberg Reporting Service or other recognized stock market price reporting service.

III. DIVIDENDS

A             Holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation.  No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series B Preferred Stock in an amount equal to the dividend or distribution that would be payable if all of the issued and outstanding shares of the Series B Preferred Stock had been fully converted into Common Stock on the day immediately prior to the date which shall be the earliest to occur of the declaration, payment, or distribution or such dividend.

B.             Dividends on the Series B Preferred Stock are prior and in preference to any declaration or payment of any dividend or other distribution (as defined below) on any outstanding shares of Junior Securities (as hereinafter defined).

IV. CONVERSION

A.            Optional Conversion

(i)            Subject at all times to the provisions of Section A(v) of this Article IV, Holders of Series B Preferred Stock may at their option convert all or any portion of their shares of Series B Preferred Stock into Common Stock of the Corporation at any time or from time to time (an “Optional Conversion”).

(ii)            In the event of any one or more Optional Conversions pursuant to this Article IV A. (each a "Conversion") each share of Series B Preferred Stock shall be convertible into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:

Series B Preferred Stock Being Converted	X	Original Issue Price Series B Conversion Price then in effect

(iii)           Notwithstanding anything to the contrary, express or implied, contained in this Certificate of Designation, without the prior written consent of the Holder and the board of directors of the Corporation, the maximum number of shares of the Corporation’s Common Stock that may be owned of record or beneficially at any point in time by any Holder of Series B Preferred Stock or any Affiliate of such Holder (whether upon conversion(s) of Series B Preferred Stock, open market purchases, other purchases of Corporation Common Stock, exercise of Options or conversion or any Convertible Securities, or any combination of the foregoing) shall not exceed an aggregate of 4.99% of the outstanding shares of the Corporation’s Common Stock

B.             Mechanics of Conversion. In order to effect an Conversion, a Holder of shares of Series B Preferred Stock shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series B Preferred Stock being converted (the "Series B Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation.  Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.  The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series B Preferred Stock Certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series B Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XII. B hereof.

(i)             Delivery of Common Stock Upon Conversion. Upon the surrender of Series B Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Trading Day following the Conversion Date and (b) the Trading Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI B) (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted and (y) a certificate representing the number of shares of Series B Preferred Stock not being converted, if any.  Notwithstanding the foregoing, the Holder of Series B Preferred Stock shall, for all purposes, be deemed to be a record owner of that number of shares of Common Stock issuable upon conversion of those shares of Series B Preferred Stock set forth in the Conversion Notice as at the date of such Conversion Notice.  In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer").  If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii)            Taxes.  The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series B Preferred Stock.

(iii)           No Fractional Shares.  If any conversion of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series B Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Series B Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iv)           Conversion Disputes.   In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock in accordance with subparagraph (i) above as are not disputed. If such dispute involves the calculation of the Series B Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation and the Holder shall submit their disputed calculations to a mutually agreed upon independent outside accountant via facsimile within three Trading Days of receipt of the Notice of Conversion. If the parties cannot agree on an acceptable independent outside accountant,, each party shall designate an accountant and those two appointed accountants shall choose a third accountant who shall act as the independent outside accountant.  The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Holder of the results no later than three Trading Days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

(v)            Payment of Accrued Amounts.  Upon conversion of any shares of Series B Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation (including, without limitation, all Dividends, if any) through and including the Conversion Date shall be paid by the Corporation in cash. In the event that the Corporation elects to effect a payment-in-kind, the number of fully paid and non-assessable shares of Common Stock due shall be determined in accordance with the following formula:

All Amounts Accrued or Payable
Series B Conversion Price

V. RESERVATION OF SHARES OF COMMON STOCK

A.            Reserved Amount.   Immediately following the Corporation’s filing of an Amendment to its Certificate of Incorporation authorizing an increase to its authorized Common Stock,  the Corporation shall reserve not less than 1,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series B Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Designations), and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series B Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Designations) outstanding or issuable upon conversion of Series B Preferred Stock, at the current Series B Conversion Price thereof, and any anticipated adjustments to such Series B Conversion Price.

B.             Increases to Reserved Amount. During the period that the Corporation’s Common Stock is not listed on any National Securities Exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or adjustments on the Series B Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

VI. RANK

All shares of the Series B Preferred Stock shall rank senior to (a) any other class or series of Preferred Stock of the Corporation now existing or hereafter created, (b) to all shares of the Corporation's Common Stock now existing or hereafter issued, and (c) any other class of securities which is specifically designated as junior to the Series B Preferred Stock (collectively, with the Common Stock, the "Junior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VII. LIQUIDATION PREFERENCE

A.            In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

(i)             Prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Junior Securities, the Holders of Series B Preferred Stock by reason of their ownership of such stock, shall receive an amount equal to the sum of (x) $1,000.00 for each share of Series B Preferred Stock then held by them (the "Initial Series B Liquidation Preference Price"), and (y) an amount equal to all unpaid dividends on the Series B Preferred Stock, if any.  If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amount based on the Initial Series B Liquidation Preference Price, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(ii)            In the event of any Sale of Control, in addition to the right of the Holder(s) of the Series B Preferred Stock to receive the Initial Series B Liquidation Preference Price, such Holder(s) shall also be entitled to participate with the holders of the Corporation’s Common Stock in receipt of the consideration payable upon such Sale of Control to the extent that each one (1) share of Series B Preferred Stock then owned by the Holder(s) would be converted pursuant to the terms hereof into Common Stock.

B.             After setting apart or paying in full the preferential amounts due pursuant to Section VII (A) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each holder.

VIII. VOTING RIGHTS

A.            Class Voting Rights.  Holders of the Series B Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series B Preferred Stock, as provided herein.

B.             No Other Voting Rights. Except as set forth in Section A of this Article IX, the Series B Preferred Stock shall not vote on any matter submitted to the stockholders of the Corporation and Holder(s) of the Series B Preferred Stock shall have no other voting rights.

IX. MISCELLANEOUS

A.            Cancellation of Series B Preferred Stock If any shares of Series B Preferred Stock are converted pursuant to this Series B Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series B Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

B.             Piggy-Back Registration Rights.  If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to the Corporation's existing shareholders), then the Corporation shall in each case give written notice of such proposed filing to the Holder as soon as practicable before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares of Common Stock (not otherwise registered or saleable under Rule 144) as such Holder may request. Each Holder desiring to have Common Stock included in such registration statement shall so advise the Corporation in writing within 5 Trading Days after the date on which the Corporation's notice is so given, setting forth the number of shares of Common Stock for which registration is requested. If the Corporation's offering is to be an underwritten offering, the Corporation shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Common Stock requested to be included in the registration for such offering to include such Common Stock in such offering on the same terms and conditions as any similar securities of the Corporation included therein. The right of each Holder to registration pursuant to this Section in connection with an underwritten offering by the Corporation shall, unless the Corporation otherwise assents, be conditioned upon such Holder's participation as a seller in such underwritten offering and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Corporation. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Corporation that either because of (a) the kind of securities that the Corporation, the Holders and any other persons or entities intend to include in such offering or (b) the size of the offering that the Corporation, the Holders and any other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Common Stock requested to be included, then

(i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares of Common Stock to be registered and offered for the accounts of Holders shall be reduced pro rata on the basis of the number of securities requested by such Holders to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters (provided that if securities are being registered and offered for the account of other persons or entities in addition to the Corporation, such reduction shall not be proportionally greater than any similar reductions imposed on such other persons or entities) and (ii) in the event that the combination of securities to be offered is the basis of such managing underwriters opinion, (x) the Common Stock to be included in such registration and offering shall be reduced as described in clause (i) above or (y) if such actions would, in the reasonable judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Common Stock requested to be included would have on such offering, such Common Stock will be excluded entirely from such registration and offering. Any Common Stock excluded from an underwriting shall, if applicable, be withdrawn from registration and shall not, without the consent of the Corporation, be transferred in a public distribution prior to the earlier of ninety (90) days (or such other shorter period of time as the managing underwriter may require) after the effective date of the registration statement or ninety (90) days after the date the Holders of such Common Stock are notified of such exclusion.  Notwithstanding anything herein, if the Holder has shares of Common Stock included in a registration statement and the Securities and Exchange Commission requests that the number of shares included in any registration statement be cutback pursuant to Rule 415 or similar guidance, then the Holder’s shares shall be cutback first, pari passu with any other shares that are included as piggy-back shares in such registration statement.

C.             Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificate(s) of like tenor and date.  However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series B Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

D.             Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holder.

E.             Information Rights So long as shares of Series B Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series B Preferred Stock (i) audited annual financial statements to the Holders of Series B Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter.  To the extent that such information is electronically available on the Corporation's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series B Preferred Stock.

F.             Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are:

if to the Corporation:
Iconic Brands, Inc.
Attn: Richard DeCicco
1174 Route 109
Lindenhurst, New York 11757

with a copy to (which shall not constitute notice):
Anslow & Jaclin, LLP
Attn: Eric M. Stein
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

if to the Holder:
Capstone Capital Group I, LLC
1350 Avenue of the Americas
New York, New York 10019

with a copy to (which shall not constitute notice):
Steven L. Siskind, Esq.
1103 Stewart Avenue, Suite 200
Garden City, New York 11530

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SERIES B CERTIFICATE OF DESIGNATION]

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the State of Nevada that he has read the foregoing Certificate of Designation and knows the contents thereof, and that he is duly authorized to execute the same on behalf of the Corporation, this 5 day of June 2009.

ICONIC BRANDS, INC. (formerly, Paw Spa, Inc.)

By:
	Name:	Richard DeCicco
	Title:	President

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series B Convertible Preferred Stock (the "Conversion"), represented by Stock Certificate No(s). ______________ (the "Series B Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Iconic Brands, Inc. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock (the "Certificate of Designation"), as of the date written below.   If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series B Preferred Stock which shall not have been converted
.
The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series B Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:
Applicable Series B Conversion Price: $________

Signature:	Name:

Address:

Exhibit C
Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.

June 4, 2009
ICONIC BRANDS, INC.
C-001

COMMON STOCK CLASS “C” WARRANT

THIS CERTIFIES that, for value received, CAPSTONE CAPITAL GROUP 1,LLC (the “Holder”), is entitled to subscribe for and purchase from ICONIC BRANDS, INC., a Nevada corporation with its principal office at 1174 Route 109, Lindenhurst, New York 11757 (the “Company”), up to 1,000,000 fully paid and nonassessable shares (the “Warrant Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”) at a price of Fifty cents ($0.50) per share (the “Warrant Price”), at any time or from time to time during the period (the “Exercise Period”) commencing on the date hereof and ending on June 4, 2012.

SECTION 1.          Exercise of Warrant.  This Warrant may be exercised by the Holder as to the whole or any lesser number of the Warrant Shares covered hereby, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise attached hereto as Exhibit A, duly completed and executed by the Holder, and payment to the Company of the aggregate Exercise Price for the Warrant Shares to be purchased in the form of (i) a check made payable to the Company, (ii) wire transfer according to the Company’s instructions or (iii) any combination of (i) and (ii).  The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 1.  Upon such exercise, the Holder will be deemed a shareholder of record of those Warrant Shares for which the warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Warrant Shares and all rights to receive any dividends with respect to such Warrant Shares).  If this Warrant is to be exercised in respect of less than all of the Warrant Shares covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise.  Such new warrant shall be in all other respects identical to this Warrant.

SECTION 2.          No Shareholder Rights.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

SECTION 3.          Adjustment.  In case the Company shall at any time during the three (3) year period commencing on the date hereof issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any warrants, rights or options to subscribe for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the shareholders of the Company and Holders of Warrants) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for an effective consideration per share of less than the than Exercise Price or for no consideration (such lower price, the “Base Share Price”, then, the Exercise Price shall be reduced to a price equal to the Base Share Price.  Notwithstanding the foregoing, the adjustments provided in this Section 3 shall not be triggered by the grant of options, or the sale of shares pursuant to the exercise of such options, under the Company’s current or future Board of Director and stockholder approved option plans for the benefit of officers, directors and employees, not to exceed 10% of the Company’s outstanding shares.

SECTION 4.          Registration. The Company agrees to include the shares issuable upon exercise of the Warrant Shares as piggy-back registrable securities upon the same terms and conditions as the Series B Convertible Preferred Stock.

SECTION 5.         Covenant of the Company.  The Company covenants and agrees that the Company shall at all times have authorized and reserved or shall authorize and reserve, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 6.          Investment Representations and Warranties.  The Holder hereby represents and warrants to the Company as follows:

(a)            The Holder is acquiring the Warrant, and it will acquire the Common Stock issuable upon exercise thereof, for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.  The Holder understands that the Warrant and Common Stock issuable upon exercise thereof, will not be registered under the Act or registered or qualified under any state securities or “blue-sky” laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification.

(b)            The Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Holder) promulgated under the Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

(c)            The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

(d)            The Holder is an “accredited purchaser” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

SECTION 7.          Restrictions on Transfer.  The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are subject to the following provisions:

(a)            General.   Subject to the requirements of the Act or any applicable state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of the Warrants or the Warrant Shares acquired upon any exercise hereof at any time and from time to time. Upon the sale, assignment, transfer or other disposition of all or any portion of the Warrants, Holder shall deliver to the Company a written notice of such in the form attached hereto as Exhibit B, duly executed by Holder, which includes the identity and address of any purchaser, assignor or transferee.

(b)            Restrictive Legend.  Each certificate for Warrant Shares held by the Holder and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY RELEVANT STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS”.

(c)            Indemnification.  Holder acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments he, she or it has made in Section 7 and elsewhere in this Warrant and he, she or it understands that the Company is relying upon the truth and accuracy thereof.  Accordingly, the Holder hereby agrees to indemnify and hold harmless the Company, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of Holder contained in this Warrant.

SECTION 8.          Amendment.  The terms and provisions of this Warrant may not be modified or amended, except with the written consent of the Company and the Holder.

SECTION 9.          Reorganizations, Etc.  In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change or reclassification in the Warrant Shares) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation, the Company, at its sole discretion, shall have the right and option to (A) provide 10 days prior written notice of such event to the Holder and this Warrant shall terminate and be of no further force and effect on and after the effective date of such capital reorganization or reclassification or the consummation of such consolidation, sale or merger; or (B) provide that this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he, she or it had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

SECTION 10.        Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 11.       Notices.  All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

(a) If to the Company, to:

Iconic Brands, Inc
1174 Route 109
Lindenhurst, NY 11757
Attention:  Richard DeCicco

and

(b) If to the Holder, to:

Capstone Capital Group 1, LLC
1350 Avenue of the Americas
New York, NY 10019

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith.  Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.  As used in this Section 11, “business day” shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

SECTION 12.        Binding Effect on Successors.  Subject to Section 9 hereof, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

SECTION 13.       Descriptive Headings and Governing Law.  The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without giving effect to conflicts of law principles thereunder).

SECTION 14.        Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Warrant Price.

[REMAINDER OF PAGE LEFT BLANK]

[SIGNATURE PAGE TO CLASS C WARRANT]

IN WITNESS WHEREOF, the undersigned has caused this Common Stock Warrant to be executed by it’s duly authorized officer as of the date first above written.

ICONIC BRANDS, INC.

By:	/s/ Richard J. DeCicco
Name: Richard DeCicco
Title: President

Exhibit A

Form of Subscription

NOTICE OF EXERCISE
COMMON STOCK WARRANT

To:           ICONIC BRANDS, INC.

The undersigned hereby:

1.              (a) elects to purchase _______ shares of Common Stock (“Common Stock”) of ICONIC BRANDS., a Nevada corporation, (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price therefor and any transfer taxes payable pursuant to the terms of the Warrant; or

2.              (b) elects to exercise this Warrant for the purchase of ________ shares of the Common Stock pursuant to the provisions of Section 1(b) of the attached Warrant.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

Name:
Address:

IN WITNESS WHEREOF, the Warrant Holder has executed this Notice of Exercise effective this ___ day of ________,  ______.

_______________________________

(Signature)

Exhibit B

Form of Assignment

[To be signed only upon transfer of Warrant]

For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase _______ shares of Common Stock of ICONIC BRANDS, INC, to which the within Warrant relates, and appoints Attorney to transfer such right on the books of ICONIC BRANDS,INC, with full power of substitution in the premises.

Dated:
(Signature)

Signed in the presence of:

______________________________